UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2024

VERADIGM INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered(1)
Common Stock, par value $0.01 per share	MDRX	Nasdaq Global Select Market
Preferred Stock Purchase Rights		Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

(1)

On February 27, 2024, Veradigm Inc. received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Hearings Panel has determined to delist the common stock of the Company from Nasdaq. Trading in the Company’s common stock, par value $0.01 per share, was suspended effective February 29, 2024.

Item 1.01	Entry into a Material Definitive Agreement.

On March 29, 2024, Veradigm Inc. (the “Company”) and Veradigm LLC, a wholly-owned subsidiary of the Company (the “Co-Borrower”), entered into an amendment (the “Third Amendment”) to the Third Amended and Restated Credit Agreement, dated as of April 29, 2022, as previously amended, among the Company, the Co-Borrower, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (as amended prior to the date hereof, the “Credit Agreement”). The Third Amendment (i) provides the Company with an additional relief period (the “Relief Period”) during which the Company has additional time to furnish its financial statements for the fiscal quarters and fiscal years ending on or prior to December 31, 2024, and (ii) includes a reduction in the Total Gross Leverage Ratio financial covenant in the event that 75% or more of the Company’s 0.875% convertible senior notes due 2027 (the “2027 Convertible Notes”) outstanding on the date of the Third Amendment are redeemed. Until all required financial statements have been delivered and the Company elects to terminate the Relief Period, the Third Amendment (i) continues to apply the minimum liquidity covenant applicable to the Company but reduces the covenant requirement from $350 million to $75 million and modifies the definition of liquidity to (x) exclude the aggregate undrawn commitment under the Credit Agreement and (y) deduct the aggregate principal amount of 2027 Convertible Notes outstanding at any time, (ii) includes an updated borrowing condition during the Relief Period requiring the consolidated cash balance to not exceed, (x) if such borrowing occurs prior to the repayment of 75% or more of the aggregate principal amount of the 2027 Convertible Notes outstanding on the date of the Third Amendment, $400 million, and, (y) otherwise, $250 million (updated from the $400 million threshold applying anytime any 2027 Convertible Notes are outstanding), (iii) applies a $40-million aggregate cap on certain acquisitions, investments, restricted payments and prepayments of restricted junior debt baskets during such relief period, (iv) restricts access to Senior Secured Net Leverage Ratio based investments, restricted payments and prepayments of restricted junior debt baskets during such relief period, and (v) applies the highest pricing category in the leveraged-based pricing grid in the Credit Agreement during the relief period. The Third Amendment also continues to permit the Company to use management projected financial statements for purposes of financial testing. The foregoing summary of the Third Amendment is qualified in its entirety by the terms and conditions of the Third Amendment, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Third Amendment set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Third Amendment, dated as of March 29, 2024, to the Third Amended and Restated Credit Agreement, dated as of April 29, 2022, among Veradigm Inc. (f/k/a Allscripts Healthcare Solutions, Inc.), Veradigm LLC (f/k/a Allscripts Healthcare, LLC), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERADIGM INC.

Date: April 1, 2024	By:	/s/ Eric Jacobson
Eric Jacobson Senior Vice President, Deputy General Counsel and Corporate Secretary